NEWS RELEASE
December 17, 2014
CONTACT:  Mac McConnell
Senior Vice President, Finance & CFO
713-996-4700
www.dxpe.com

DXP ENTERPRISES ANNOUNCES STOCK REPURCHASE PROGRAM

Houston, TX, -- December 17, 2014 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announces DXP’s Board of Directors authorized the repurchase of up to 400,000 shares of DXP’s common stock.  Under the authorization, the Company from time to time, over the next 24 months, would repurchase shares in the open market or through privately negotiated transactions depending on market conditions and other relevant factors.  The primary purpose of the share repurchase plan is to offset potential dilution from shares issued under DXP’s Restricted Stock Plan.  The repurchase plan which was authorized in May, 2014 has been completed.

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Mexico.  DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer driven, creating competitive advantages for our customers.  DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services.  For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company.  These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes.  For more information, review the Company’s filings with the Securities and Exchange Commission.